UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 9, 2012

ADAMA TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-148910

Delaware	98-0552470
(State of Incorporation)	(I.R.S. Employer Identification No.)

c/o Aviram Malik,76/7 Zalman Shazar Street, Hod Hasharon, Israel	45350
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: +972 (544) 655-0341

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective July 9, 2012, Adama Technologies Corporation, a Delaware corporation (the “Registrant” or “Adama”) entered into a Mineral Property Acquisition Agreement (the "Agreement”) with MineSadco S.A. (“MineSadco”), an Ecuadorian company located at 9 de Octubre y Rocafuerte, Esquina, Machala, Ecuador. MineSadco is the owner of an undivided, one hundred (100%) interest in a certain mineral property located in Canton Portovelo, El Oro Province, in the South of Ecuador (the "Property”).

Pursuant to the terms of the Agreement, Adama acquired the rights to commercially exploit 100% of the mineral rights to the Property for a period of twenty years. In consideration, Adama has agreed to issue to MineSadco 120,000,000 restricted shares (the "Restricted Shares”) of the its common stock, which Restricted Shares will issued pursuant to an exemption from the registration requirements set forth in the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") under the Act, will bear an appropriate restrictive legend. The 120,000,000 Restricted Shares, when issued, will represent approximately 40% of the Registrant’s issued and outstanding shares of common stock as of the effective date of the Agreement.

By virtue of the issuance of the 120,000,000 Restricted Shares pursuant to the Agreement, MineSadco and its related persons, will become "affiliates," as that term is defined under the Act and the SEC rules, of the Registrant and will be subject to the resale provisions applicable to restricted securities under the Act. conditions on resale.

The Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Agreement between the Registrant and MineSadco S.A., filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Adama Technologies Corporation

By:	/s/ Aviram Malik
Name:	Mr. Aviram Malik
Title:	CEO, President and Chairman

Date: July 12, 2012